Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2018, appearing in the Annual Report on Form 10-K of Minerva Neurosciences, Inc. for the year ended December 31, 2017.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 15, 2018